TRUST ONE PAYMENT SERVICES INC.

Incorporated under the Laws of the State of Georgia
100,000,000 Common Shares Authorized
par value $0.0001

SHARE CERTIFICATE NUMBER

NUMBER OF SHARES

CUSIP 898346 10 1

This certifies that

is the registered holder of

fully paid and non-assessable Common Shares having a par value of $0.0001 in the Capital Stock of

TRUST ONE PAYMENT SERVICES INC.

transferable only on the books of the Corporation by the registered holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF *the Corporation has caused this Certificate to be signed by its duly authorized officer.*

DATED

BY

President

TRUST ONE PAYMENT SERVICES

COUNTERSIGNED AND REGISTERED
AMERICAN HERITAGE STOCK TRANSFER INC.
TRANSFER AGENT AND REGISTRAR

[illegible]

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

please insert social insurance number of transferee

(name and address of transferee)

SHARES

registered in the name of the undersigned on the books of the corporation named on the face of this certificate and represented hereby, and irrevocably constitutes and appoints

THE ATTORNEY

of the undersigned to transfer the said shares on the register of transfers and books of the Corporation with full power of substitution hereunder.

DATED:

(Signature of Witness)

(Signature of Shareholder)

NOTICE: the signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.